Agreement



between                             Grissemann Consulting SA, Chatillens
                                    (hereafter KG)


and                                 IAT AG, Turgi
                                    (hereafter IAT)


Preamble
--------

Presumably until December 3, 1992 IAT will have a financial reorganization and wants to reorganize the responsibilities of its administration. Since on the one hand the outcome of the financial reorganization is open and on the other hand the necessary work time for this position varies strongly but lies under 50%, the occupation of this position under a regular working contract is unsuitable.

1.    Scope of work and resposibilities

      With effect from September 1, 1992 KG takes on the responsibility for the administration and accounting of IAT. In doing so, he can rely on the assistance of IAT staff.

      His work place is Turgi, Montreux and Chatillens as required.

2.    Employment of time

      The employment of time is defined by the requirements of IAT and is agreed upon with the management. It will amount to a minimum of 30 percent and is not upwards limited until the conclusion of the financial reorganization KG ensures that he can always be reached by telephone.

3.    Remuneration

      The remuneration corresponds to a pro rata salary including social security of an IAT manager and will amount to SFr. 5'000.--/month from September 1, 1992.

      Grissemann Consulting SA will bill the company on a monthly bases. The invoice will be settled at the end of each month together with the salary payments of IAT.

      IAT will not be charged with any social security expenses.

      Domestic travel expenses are included in the remuneration.




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4.    Notice of termination

      Until the conclusion of the financial reorganization the agreement cannot be terminated. After that the agreement can be terminated by either side at 30 days' written notice at the end of a quarter.

5.    Final clause

      Under the condition of a positive outcome of the financial reorganization IAT and KG reserve the right to redefine the work time percentage and remuneration of this agreement at the beginning of 1993.


Turgi and Chatillens, September 1, 1992


IAT AG                                                  Grissemann Consulting SA




[signed]                                                [signed]
Dr. Viktor Vogt                                         Klaus Grissemann


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